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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K


                                 Current Report


                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934




      Date of Report (date of earliest event reported):  November 26, 1997



                          Dominion Bridge Corporation
             (Exact name of registrant as specified in its charter)




          Delaware                           1-10372                                 23-2577796
(State or other jurisdiction               (Commission                             (IRS Employer
     of incorporation)                    File Number)                         Identification Number)




             500 Notre Dame Street, Lachine, Quebec, CANADA H8S 2B2
    (Address of principal executive offices)                     (ZIP Code)



       Registrant's telephone number, including area code: (514) 634-3550





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Item 5.          Other Events

                 The Board of Directors of Dominion Bridge Corporation (the "Company") on November 26, 1997 amended (the "Amendment") its Rights Agreement (the "Rights Agreement") between the Company and Continental Stock Transfer & Trust Company, as Rights Agent (the "Rights Agent") to make the Rights Agreement applicable to any acquisition of "Beneficial Ownership" of additional shares of the Company's capital stock by those Persons who were parties to a certain Schedule 13D filed with the Commission on August 19, 1997 pursuant to the Exchange Act, and amended on September 16, 1997, November 3, 1997 and November 21, 1997 (the "Schedule 13D Group"). These Persons were previously exempted from the definition of "Acquiring Person" in the Rights Agreement. The Rights Agreement was filed as an Exhibit to a Form 8-A filed with the Commission on December 11, 1996 and a description of the Rights Agreement was included in a Form 8-K dated November 26, 1996 both of which are incorporated herein by reference.

                 The effect of the Amendment is to limit additional purchases of common stock by the Schedule 13D Group without prior written Board approval. The Schedule 13D Group was excepted from the operation of the Plan in connection with its financing of the exercise of certain management stock options.

                 As previously announced, the Company is exploring with its financial adviser transactions to enhance stockholder value and has received several indications of interest from potential bidders. The purpose of the Amendment is to ensure that all potential bidders negotiate with the Company's Board of Directors and not to oppose any particular bid which may be made for the Company.

Item 7.          Exhibits

         Exhibit 4.1      Amendment No. 1 to Rights Agreement





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         Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.



                                 DOMINION BRIDGE CORPORATION



                                 By:             /s/ Olivier Despres
                                    -------------------------------------------
                                 Name:             Olivier Despres
                                 Title:      Vice President and General Counsel
December 4, 1997





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